SETTLEMENT AGREEMENT

      This SETTLEMENT AGREEMENT (the "Agreement"), dated May 4, 2001 by and among, STEINBOCK-BRAFF, INC., a New York corporation (ASTEINBOCK-BRAFF@), COREY STEINBOCK ("STEINBOCK"), G-MAT DIST. INC., a New York corporation ("G-Mat"), LEONARD WALD ("Wald" and together with Steinbock-Braff, Steinbock and G-Mat, the "Plaintiffs") and ATEC GROUP, INC. ("ATEC" or "Defendant"), sometimes individually referred to as a "Party" or collectively referred to as "Parties".

                                    RECITALS

WHEREAS, each of the Parties are a party to a lawsuit pending in the Supreme Court of the State of New York, Nassau County styled Steinbock-Braff, Inc. d/b/a Kat Nap Products, Corey Steinbock d/b/a G-Mat Dist. Inc, and Leonard Wald v. ATEC Group, Inc., Index No. 017923/98 (the "Litigation"); and

WHEREAS, ATEC believes that the claims against it in the Litigation are without merit and deny any liability to the Plaintiffs and have agreed to settle this action solely to avoid the inconvenience and expense of litigation.

NOW THEREFORE, in consideration of their mutual promises and undertakings contained in this agreement, the Parties agree, as follows:

      1. General Release. At the Closing (as defined below), the Plaintiffs and the Defendant shall exchange duly executed general releases in the form annexed hereto as Exhibit A. Said releases are to be held in escrow by the attorneys for the parties, pending the completion of the parties' obligations pursuant to this Stipulation of Settlement.

      2. Settlement Payments. ATEC shall pay $200,000, by check payable to Braverman Warfield LLP, as attorneys, at the Closing;

      3. Preferred Stock and Representations.

            (a) ATEC shall adopt and file with the Secretary of State of Delaware on or before the Closing (as defined below) a Certificate of Designations, Preferences and Rights (the "Certificate of Designation") setting forth the terms and conditions of ATEC=s Series J Convertible Preferred Stock, par value $.01 per share (the "Series J Preferred Stock"), such Certificate of Designation to be in the form and substance of the Certificate of Designation annexed hereto as Exhibit B. Such Certificate of Designation will further amend ATEC's Certificate of Incorporation.

            (b) At the Closing, ATEC shall deliver to counsel for the Plaintiff=s preferred stock certificates representing an aggregate of 105,000 shares of its Series J Preferred Stock (the APreferred Shares@). The Preferred Shares shall be issued to the following persons in share amounts designated as follows:

                 Holder
                 ------
            Maryann Steinbock                              43,417.5 Shares
            Leonard Wald and Elizabeth Wald                26,617.5 Shares
            Braverman Warfield LLP                         34,965   Shares

            (c) The Plaintiffs and each of the holders of the Preferred Shares acknowledge that the Preferred Shares and the shares of Common Stock (as defined in Section 5 below) to be issued upon the conversion of the Preferred Shares (collectively, the "Securities") are being acquired for investment and that the Plaintiffs will not offer, sell or otherwise dispose of the Securities except under circumstances which will not result in a violation of federal or state securities laws. The certificates for the Securities (unless registered under the Securities Act of 1933 , as amended (the "Securities Act")) shall bear the following legend:

            THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

            After the above requirement for a legend is no longer applicable because the Preferred Shares or the shares of Common Stock into which they are convertible are freely transferable under the Securities Act, ATEC shall with all due diligence and without delay instruct ATEC=s counsel to remove such legend upon request of any Plaintiff and or "Holder" of the shares as designated in paragraph 3(b) hereinabove.

      4. Stipulation Discontinuing Action. At the Closing, the Plaintiffs and ATEC will execute a Stipulation Discontinuing Action, substantially in the form annexed hereto as Exhibit C, dismissing the Litigation with prejudice and without costs, which stipulation shall be filed with the Court by the attorneys for ATEC.

      5. Registration Rights.

            (a) This Section 5 sets forth ATEC=s agreement with respect to the registration of shares of Common Stock that the Plaintiffs may acquire upon conversion of any shares of Series J Preferred Stock. Subject to the foregoing, ATEC covenants and agrees with respect to the registration of the Common Stock as follows:

                  (1) Definitions. For purposes of this Section 5:


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

                  (i) The term ACommon Stock@ shall mean ATEC=s common stock, par value $.01 per share.

                  (ii) The term "Holder" means any person owning or having the right to acquire Registrable Securities.

                  (iii) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (iv) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  (v) The term "Registrable Securities" means the Common Stock issuable or issued upon conversion of the Series J Preferred Stock and any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events.)

                  (vi) The term "SEC" shall mean the Securities and Exchange Commission.

            (b) On or before June 30, 2001, ATEC shall prepare and file with the SEC a registration statement ("Registration Statement") on any form for which ATEC then qualifies under the Securities Act covering the registration of 105,000 shares of the Registrable Securities.

            (c) Whenever required under this Section 5 to effect the registration of any Registrable Securities, ATEC shall:

                  (1) Prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until the sale of all Registrable Securities covered thereby, provided ATEC shall have no further obligation to cause the Registration Statement to remain effective if the Registrable Securities may be sold to the public pursuant to Rule 144 promulgated under the Securities Act.

                  (2) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by


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

                  such Registration Statement, provided ATEC shall have no further obligation to prepare and file such amendments and supplements if the Registrable Securities may be sold to the public pursuant to Rule 144 promulgated under the Securities Act.

                  (3) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (4) Use its reasonable best efforts to register and to qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders if applicable as determined by ATEC=s counsel; provided that ATEC shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process or to submit to the jurisdiction of any taxing authority in any such states or jurisdictions.

                  (5) Notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, to the knowledge of ATEC, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (6) Cause all such Registrable Securities registered hereunder to be listed on any securities exchange on which similar securities issued by ATEC are then listed.

                  (7) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto.

            (d) In the event that any Preferred Shares remain outstanding on October 31, 2003, upon request of any Plaintiff who is holder of the Preferred Shares, which request must be delivered to ATEC by November 30, 2003, ATEC shall prepare and file a Registration Statement by the Maturity Date (as defined in the Certificate of Designations) covering the remaining Registrable Securities, if any, provided, ATEC shall have no obligation to prepare or file such Registration Statement pursuant to this Section 5(d) and may at its election terminate or withdraw such registration (i) if the Registrable Securities may be resold to the public pursuant to Rule 144 promulgated under the Securities Act or (ii) if at any time there are no remaining Preferred Shares outstanding.


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

            (e) It shall be a condition precedent to the obligations of ATEC under this Section 5 that all of Holders furnish to ATEC such information regarding himself or itself, the Registrable Securities and the intended method of disposition of the Registrable Securities as shall be reasonably requested, and shall execute such documents in connection with such registration as ATEC may reasonably request.

            (f) All expenses other than underwriting discounts, transfer taxes and commissions incurred in connection with registrations, filings or qualifications pursuant to this Section 5, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for ATEC shall be borne by ATEC.

            (g) In the event that any Registrable Securities are included in a Registration Statement under this Section 5:

                  (1) To the extent permitted by law, ATEC will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages, or liabilities to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement to the knowledge of ATEC, of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation by ATEC of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, or the 1934 Act or any state securities law; and ATEC will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this section 5(g), shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of ATEC, nor shall ATEC be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                  (2) The obligations of ATEC under this Section 5 (g) shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Section 5.


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

            (h) With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of ATEC to the public without registration, ATEC agrees to use its reasonable best efforts to:

                  (1) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

                  (2) file with the SEC in a timely manner all reports and other documents required of ATEC under the Securities Act and the 1934 Act as to comply with Rule 144; and

                  (3) furnish to any Holder, so long as the Holder owns any Preferred Shares or Registrable Securities, upon request (i) a written statement by ATEC that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the 1934 Act (ii) a copy, if not publicly available, if applicable, of the most recent annual or quarterly report of ATEC and such other reports and documents filed by ATEC with the SEC, and (iii) such other information as may be reasonably requested in availing a Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

            (i) The rights to cause ATEC to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by a Holder subject to an opinion of counsel acceptable to ATEC authorizing said assignment to (i) a partner or shareholder of such Holder or (ii) a transferee or assignee of such securities who acquires at least twenty percent (20%) of the Registrable Securities (as adjusted for stock splits, combinations and the like) owned by such Holder, provided that: (a) ATEC is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee is not a public offering requiring registration under the Act.

      6. The Closing. The closing under this Agreement (the "Closing") shall take place at the offices of Braverman Warfield LLP, 3333 New Hyde Park Road, Suite 305, New Hyde Park, New York, at 10:00 a.m. on May 9, 2001.

      7. Each of the parties represents that all necessary action has been taken by such party to authorize the execution, delivery and performance of this Agreement. and that this Agreement is and will be after its execution the legal, valid and binding obligation of the parties in accordance its terms.


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

      8. The parties acknowledge this Agreement is a compromise and settlement of disputed claims and that such compromise and settlement shall not be taken as an admission of liability on the part of any party to this Agreement. Neither the Agreement, nor the settlement contained therein, nor any act performed or document executed pursuant to or in furtherance of the Agreement or the settlement (i) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any claim, or of any wrongdoing or liability of any of the parties hereto, or (ii) is or may be deemed to be or may be used as an admission of, or evidence of. any fault or omission in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal.

      9. This Agreement and the exhibits attached hereto constitute a complete expression of the parties of the settlement agreed to by them and supersedes all prior agreements and understandings among the parties hereto relating to the subject matter hereof.

      10. This Agreement may not be modified, superseded, terminated or amended and no provision of this Agreement may be waived, except by a writing making specific reference hereto signed by the party to be bound.

      11. The terms of this Agreement may be disclosed as required by law or as required by ATEC in order to comply with the disclosure requirements of federal or state securities laws and the rules and regulations of the National Association of Securities Dealers, Inc. and the American Stock Exchange.

      12. This Agreement shall be construed and enforced in accordance with the laws of the state of New York applicable to agreements made and to be performed in the State of New York.

      13. Any action to enforce this Agreement shall be brought only in the federal or state courts of New York and each signatory hereby consents to the jurisdiction and venue of such courts.

      14. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their successors and assigns.

      15. Each party hereto acknowledges that it has been represented by legal counsel of its own choice throughout all of the negotiations which preceded the execution of this Agreement and that it has executed this Agreement with the consent and upon the advice of such independent legal counsel.

      16. Each party hereto acknowledges that it has read this Agreement and consulted with its attorneys as to the full meaning and effect of this Agreement and agrees to all of the terms and conditions contained herein without any reservation whatsoever and that it is signing this Agreement with full knowledge of any and all rights which it may have, that it is not relying on any representations made by any party hereto which are not explicitly set forth herein and that


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

it has conducted whatever investigation it has deemed necessary to ascertain all facts and matters related to this Agreement.

      17. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

      If to ATEC:

      ATEC Group, Inc.
      69 Mall Drive
      Commack, NY 11725

      Telephone:          (631) 543-2800
      Facsimile:          (631) 543-4250
      Attention:          President

      With a copy to:
      Silverman, Collura & Chernis, P.C.
      381 Park Avenue South
      New York, NY 10016
      Telephone: (212) 779-8600
      Facsimile: (212) 779-8858
      Attention: Peter Silverman, Esq.

      If to Steinbock-Braff, Steinbock and/or G-Mat:
      1316 Park Street
      Atlantic Beach, New York 11509
      Telephone:        (800) 638-8420
      Facsimile:        516 371-2258
      Attention:        Mr. Corey Steinbock

      With a copy to:
      Braverman Warfield LLP
      3333 New Hyde Park Road, Suite 305
      New Hyde Park, New York 11042
      Telephone:        (516) 365-3838
      Facsimile:        (516) 365-3261
      Attention: Ronald John Warfield, Esq.


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

      If to Wald:
      Mr. Leonard Wald
      348 Clearmeadow Drive
      East Meadow, NY  11554

      Telephone:        (516) 731-6725
      Facsimile:        (516) 731-8593
      Attention:  Mr. Leonard Wald

      With a copy to:

      Braverman Warfield LLP
      3333 New Hyde Park Road, Suite 305
      New Hyde Park, New York 11042
      Telephone:        (516) 365-3838
      Facsimile:        (516) 365-3261
      Attention: Ronald John Warfield, Esq.

      18. This Agreement may be signed in counterparts and shall be deemed executed upon delivery by each party of the counterparts to the other parties.

                            [signature page follows]


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

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        STEINBOCK-BRAFF, INC.

                                        ---------------------------------------
                                        By: COREY STEINBOCK
                                        Title:

                                        ---------------------------------------
                                        Corey Steinbock

                                        ---------------------------------------
                                        Maryann Steinbock

                                        G-MAT DIST. INC.

                                        ---------------------------------------
                                        By: Corey Steinbock
                                        Title:

                                        ---------------------------------------
                                        Leonard Wald

                                        --------------------------------------
                                        Elizabeth Wald

                                        BRAVERMAN WARFIELD LLP

                                        ---------------------------------------
                                        By:  Ronald John Warfield
                                        Title:  Partner

                                        ATEC Group, Inc.

                                        ---------------------------------------
                                        By:
                                        Title:


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